UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2014

GTx, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 9 2014, GTx, Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, subject to customary closing conditions, an aggregate of 64,311,112 immediately separable units (the “Units”), comprised of an aggregate of 64,311,112 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 64,311,112 additional shares of Common Stock (the “Warrant Shares”), for an aggregate purchase price of $43,410,000.63 (the “Private Placement”). The per Unit purchase price for a share of Common Stock and a Warrant to purchase a share of Common Stock is $0.675.

The Purchasers consist solely of accredited investors that include Biotechnology Value Fund, L.P. and other affiliates of BVF Partners L.P. and certain existing shareholders, including J.R. Hyde III and Marc Hanover, each of whom are members of the Company’s board of directors. The closing of the Private Placement will occur three business days following the satisfaction or waiver of certain closing conditions specified in the Purchase Agreement, or on such other date as the Purchasers and the Company may agree upon (the “Closing Date”). The Purchase Agreement may be terminated by either the Company or the Purchasers if the closing has not occurred by November 21, 2014 (subject to extension to November 28, 2014 under limited circumstances).

The Warrants to be issued on the Closing Date will have a per share exercise price of $0.85 and will be exercisable at any time and from time to time from and after the earlier of (i) the Stockholder Approval Date (as defined below) or (ii) the trading day immediately prior to the occurrence of a “fundamental transaction” (as defined in the Warrants), but in no event later than June 1, 2015, and would continue to be exercisable for four years thereafter.  The exercise price is payable in cash or may be satisfied through a cashless exercise, at the option of the Warrant holder. The Warrants will include a mandatory exercise provision whereby the Company would have the right, at any time after 18 months following the Closing Date, to require the holders of the Warrants to exercise the Warrants upon the achievement of specified trading prices and average trading volumes for the Common Stock and assuming the Common Stock remains listed on an established trading market and the Stockholder Approval Date has occurred. Since the Company does not currently have a sufficient number of authorized and unreserved shares of Common Stock necessary to settle exercises of the Warrants in full in shares of Common Stock, each Warrant will include a provision that would require the Company to net cash settle such Warrant upon exercise if at the time of such exercise, there are then an insufficient number of authorized and reserved shares of Common Stock to effect a share settlement of such Warrant. Under the Purchase Agreement, the Company has agreed to seek stockholder approval, at a special or annual meeting to be held no later than May 27, 2015, of an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized Common Stock to an amount necessary to effect the share settlement of all of the Warrants (the “Stockholder Approval Date”). Assuming such approval is obtained, Warrant exercises would no longer be subject to net cash settlement. Each Warrant would also provide that the holder thereof could not exercise such Warrant for a number of shares of Common Stock in excess of that number of shares that, upon giving effect to such exercise, would cause the holder (together with its affiliates) to beneficially own more than 38.5% of either the Company’s Common Stock or the combined voting power of the Company’s outstanding voting securities.

Pursuant to the Purchase Agreement, the Company will agree to file as many registration statements with the Securities and Exchange Commission (the “SEC”) as may be necessary to cover the resale of the Shares and the Warrant Shares by the Purchasers, to use its reasonable best efforts to have all such registration statements declared effective within the timeframes set forth in the Purchase Agreement, and to keep such registration statements effective for up to two years following the Closing Date. In the event that such registration statements are not filed or declared effective within the timeframes set forth in the

Purchase Agreement, or any such effective registration statements subsequently become unavailable, the Company would be required to pay liquidated damages equal to 1.0% of the aggregate Unit purchase price per month for each default (up to a maximum of 10% of such aggregate Unit purchase price). The Company will bear all expenses of such registration of the resale of the Shares and the Warrant Shares, including the legal expenses of the Purchasers up to $5,000 per Purchaser per registration statement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The securities to be issued by the Company pursuant to the Purchase Agreement and upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, promulgated by the SEC, and in reliance on similar exemptions under applicable state laws. Upon completion of the transaction, a Form D filing will be made in accordance with the requirements of Regulation D.

The foregoing descriptions of the Purchase Agreement and the Warrants are only brief summaries of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement (and the form of Warrant attached thereto) filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated herein for this Item 3.02.

Item 8.01.  Other Events.

On November 10, 2014, the Company issued a press release titled “GTx, Inc. Announces $43.4 Million Private Placement”. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated November 9, 2014, between GTx, Inc. and the purchasers identified in Exhibit A therein (including the Form of Warrant attached thereto as Exhibit B).

99.1	Press release, dated November 10, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, all statements relating to the anticipated closing of, and the amount of anticipated proceeds from, the Private Placement. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, whether the Company will be able to consummate the Private Placement and the satisfaction of closing conditions related to the Private Placement. There can be no assurance that the Company will be able to complete the Private Placement on the terms described herein or in a timely manner, if at all. Regardless of whether the Private Placement is consummated, the Company will continue to need additional funding and may be unable to raise capital when needed, which would force the Company to delay, reduce or eliminate its product candidate development programs. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2014 contains under the heading, “Risk Factors”, a more comprehensive description of these and other risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: November 10, 2014	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, Chief Legal Officer
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement, dated November 9, 2014, between GTx, Inc. and the purchasers identified in Exhibit A therein (including the Form of Warrant attached thereto as Exhibit B).

99.1	Press release, dated November 10, 2014.